                                                                   EXHIBIT 10.14


                                PLEDGE AGREEMENT


            PLEDGE AGREEMENT, dated as of December 15, 1998 (this
"Agreement"), between the Thomas Treinen Family Trust, by Thomas F. Treinen, trustee (the "Pledgor") and J. F. Lehman & Company (the "Pledgee").

            On June 19, 1998, Special Devices, Incorporated, a Delaware corporation (the "Company"), entered into an Agreement and Plan of Merger (as amended and restated and in effect from time to time, the "Merger Agreement") with SDI Acquisition Corp. a Delaware corporation ("Acquisition"). The Merger Agreement, which was amended and restated as of August 17, 1998, provided for the merger of Acquisition with and into the Company and the conversion of each outstanding share of common stock, par value $0.01 per share, of the Company (the "Common Stock"), into the right to receive $37.00 in cash payable to the holder thereof other than certain of the shares held by Messrs. Treinen and Neubauer.

            On October 27, 1998, the Merger Agreement was further amended (i) to reduce the cash consideration payable in respect of the shares of Common Stock from $37.00 to $34.00 per share, (ii) to provide for the rollover of 735,294 additional shares of Common Stock held by Messrs. Treinen and Neubauer (the "Additional Rollover Shares") and (iii) to extend the Termination Date under the Merger Agreement to the second business day after approval of such amendment by the stockholders of the Company.

            On October 19, 1998, in connection with the foregoing proposed amendments to the Merger Agreement, the Company, Acquisition and the Pledgee entered into a letter agreement (the "Letter Agreement") with Messrs. Treinen and Neubauer setting forth in principle certain agreements among them.

            Concurrently with the execution and delivery of this Agreement, the Treinen Family Trust and the Neubauer Family Trust are entering into a Rollover Stockholders Agreement with Pledgee and the Company (the "Stockholders Agreement") setting forth, among other things, certain rights and obligations of the parties with respect to the Additional Rollover Shares outlined in the
Letter Agreement. In order to induce the Pledgee to enter into the Stockholders Agreement, Pledgor is entering into this Agreement with Pledgee.
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                                                                               2

            NOW, THEREFORE, in consideration of the receipt of the sum of $1.00 and the mutual premises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Pledgor and the Pledgee hereby agree as follows:

            1. Definitions. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Stockholders Agreement. The term "Transfer" as used herein shall have the meaning ascribed to it in Section 5(a) of the Stockholders Agreement.

            2. Pledge. The Pledgor hereby pledges and grants to the Pledgee, for its benefit, a first priority, perfected security interest in the following, whether now existing or hereafter arising (collectively, the "Pledged Collateral"):

                  (a) The Additional Rollover Shares now owned by Pledgor and the certificate no. ___ representing such shares (all of such shares are referred to herein as the "Pledged Stock"), and stock powers in the form attached hereto as Exhibit A (the "Powers"), duly executed in blank, and, except as provided in Section 9, all dividends, instruments, securities and other property and distributions from time to time received, receivable or otherwise distributed in respect of, or in exchange for, any or all of the Pledged Stock; and

                  (b) All proceeds of any or all of the foregoing of any kind or description (subject to Section 10 hereof).

            3. Security for Liabilities. The Pledged Collateral secures the prompt performance and observance of each of the Pledgor's obligations and liabilities arising under or out of Section 3(a) of the Stockholders Agreement (together with the related definitions and ancillary provisions) and this Agreement (all such obligations and liabilities of the Pledgor now existing or hereafter arising being hereinafter referred to as the "Liabilities").

            4. Pledged Collateral Adjustments. If, during the term of this
Agreement:

                  (a) any stock dividend, reclassification, readjustment or other change is declared or made in the capital structure of the Company with respect to the Pledged Collateral; or

                  (b) any subscription warrants or any other rights or options shall be issued in connection with the Pledged Collateral,

then all new, substituted and additional shares, warrants, rights, options or other securities issued by reason of any of the foregoing shall be immediately delivered to and held by the
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                                                                               3

Pledgee under the terms of this Agreement and shall constitute additional Pledged Collateral hereunder.

            5. Subsequent Changes Affecting Pledged Collateral. The Pledgor represents and warrants that he has made his own arrangements for keeping himself informed of changes or potential changes affecting the Pledged Collateral (including, without limitation, rights to convert, rights to subscribe, payment of dividends, reorganization or other exchanges, tender offers and voting rights), and the Pledgor agrees that the Pledgee shall not have any obligation to inform the Pledgor of any such changes or potential changes or to take any action or omit to take any action with respect thereto. In addition to, and not in limitation of, the rights of the Pledgee under the Stockholders Agreement, the Pledgee may, after the failure of the Pledgor to comply strictly with the terms of Section 3(a) of the Stockholders Agreement (an "Event of Default"), without notice and at its option, transfer or register the Pledged Collateral or any part thereof into its or its nominee's name with or without any indication that such Pledged Collateral is subject to the security interest hereunder; provided, however, that nothing herein shall serve to modify Pledgor's obligation to pay the Call Price as required by the Stockholders Agreement for any Pledge Collateral so transferred or registered. In addition, the Pledgee may at any time exchange certificates or instruments representing or evidencing Pledged Stock for certificates or instruments of smaller or larger denominations.

            6. Delivery of Pledged Collateral. Concurrently with the execution and delivery of this Agreement, the Pledgor shall deliver to the Pledgee all certificates representing the Pledged Stock and such certificates shall be accompanied by the Powers, with signature appropriately guaranteed, and accompanied by any required transfer tax stamps, all in form and substance satisfactory to the Pledgee.

            7. Representations and Warranties. The Pledgor represents and warrants to the Pledgee as follows:

                  (a) The Pledgor is the sole record and beneficial owner of the Pledged Stock, free and clear of all claims, pledges, liens, encumbrances, charges and security interests of every nature whatsoever (collectively, "Liens"), except Liens created by this Agreement, and has good and marketable title to the Pledged Stock.

                  (b) The Pledgor has the capacity to enter into this Agreement.

                  (c) All of the Pledged Stock owned by the Pledgor has been duly authorized and validly issued, is fully paid and nonassessable, and is not subject to any options, warrants or rights of any other Person (other than in connection with the Stockholders Agreement). The Pledgor is not and will not become a party to or otherwise bound by any agreement, other than this Agreement and the Stockholders Agreement,
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                                                                               4

which restricts in any manner the rights of any present or future holder of any of the Pledged Stock with respect thereto.

                  (d) Except for the irrevocable voting proxy granted to Pledgee in the Stockholders Agreement and the restrictions, if any, contained in that certain Stockholders Agreement, of even date herewith, by and among Pledgor, Pledgee, the Company and certain other Stockholders of the Company, there are no restrictions upon the voting rights associated with the Pledged Stock owned by the Pledgor or upon the transfer of any of the Pledged Collateral owned by the Pledgor, and the Pledgor has full right and authority to vote the Pledged Stock owned by such Pledgor, subject to the irrevocable voting proxy granted to Pledgee contained in the Stockholders Agreement and the restrictions, if any, contained in that certain Stockholders Agreement, of even date herewith, by and among Pledgor, Pledgee, the Company and certain other Stockholders of the Company, and to pledge and grant to the Pledgee a security interest in or otherwise transfer, subject to federal and state securities laws, the Pledged Collateral free of any Liens.

                  (e) None of the Pledged Stock has been issued or transferred in violation of the securities laws of the United States of America or any State to which such issuance or transfer may be subject.

                  (f) This Agreement has been duly executed and delivered by the Pledgor and constitutes the legal, valid and binding obligation of the Pledgor, enforceable against the Pledgor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity relating to enforceability (regardless of whether considered in a proceeding at law or in equity).

                  (g) No approval, consent, authorization, or other action by, and no notice to or filing with, any governmental authority or regulatory body is required either for the pledge of the Pledged Collateral pursuant to this Agreement or for the execution, delivery or performance of this Agreement by the Pledgor.

                  (h) This Agreement is effective to create in favor of the Pledgee, for the benefit of the Pledgee, a legal, valid and enforceable security interest in the Pledged Collateral, and the delivery by the Pledgor of a certificate or certificates representing the Pledged Stock to the Pledgee pursuant to Section 6 hereof, will create in favor of the Pledgee, for the benefit of the Pledgee, a valid and perfected first priority security interest in the Pledged Collateral securing the performance of the Liabilities.

                  (i) The Powers have been duly executed and, when delivered to the Pledgee, will give the Pledgee the authority they purport to confer.
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                                                                               5

            8. Voting Rights. Under the Stockholders Agreement, Pledgor has granted to Pledgee an irrevocable voting proxy to vote the Pledged Stock as set forth in the Stockholders Agreement.

            9. Dividends and Other Distributions.

                  (a) So long as there shall exist no condition, event or act which constitutes an Event of Default or which with notice or lapse of time or both would constitute an Event of Default:

                        (i) The Pledgor shall be entitled to receive and any and all dividends or interest paid in respect of the Pledged Collateral; provided, however, that any and all:

                              (x) dividends paid or payable other than in cash with respect to, and instruments and other property received, receivable or otherwise distributed with respect to, or in exchange for, any of the Pledged Collateral;

                              (y) dividends and other distributions paid or payable in cash with respect to any of the Pledged Collateral on account of a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in surplus; and

                              (z) cash paid, payable or otherwise distributed with respect to principal of, or in redemption of, or in exchange for, any of the Pledged Collateral; provided, however, that in the case of a redemption or exchange of shares for cash, Pledgee shall only be entitled to receive the portion, if any, of the cash paid that exceeds the Call Price for the shares so redeemed or exchanged.

shall be Pledged Collateral, and shall be forthwith delivered to the Pledgee to hold for the benefit of the Pledgee as Pledged Collateral and shall, if received by the Pledgor, be held in trust for the benefit of the Pledgee as Pledged Collateral and shall be segregated from the other property or funds of the Pledgor, and shall be delivered immediately to the Pledgee as Pledged Collateral in the same form as so received (with any necessary endorsement).

                          (ii) The Pledgee shall execute and deliver (or cause
to be executed and delivered) to the Pledgor all such proxies and other instruments as the Pledgor may reasonably request for the purpose of enabling the Pledgor to receive the dividends or interest payments that it is authorized to receive and retain pursuant to clause (i) above.
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                                                                               6

                  (b) After the occurrence of an Event of Default and subject to Pledgee's payment of the Call Price pursuant to the requirements of Section 3 of the Stockholders Agreement:

                           (i) All rights of the Pledgor to receive the
dividends that it would otherwise be authorized to receive and retain pursuant to Section 9(a)(i) hereof shall cease, and all such rights shall thereupon become vested in the Pledgee, for the benefit of the Pledgee, which shall thereupon have the sole right to receive and retain as Pledged Collateral such dividends and interest payments; and

                          (ii) All dividends that are received by the Pledgor
contrary to the provisions of clause (i) of this Section 9(b) shall be held in trust for the benefit of the Pledgee, shall be segregated from other funds of the Pledgor and shall be delivered immediately to the Pledgee as Pledged Collateral in the same form as so received (with any necessary endorsements).

            10. Defense of Title, Transfers and Other Liens. Until the performance in full of the Liabilities, the Pledgor shall defend the Pledgee's title to and security interest in the Pledged Collateral against the claims of all Persons, and the Pledgor shall not without complying with Section 3 of the Stockholders Agreement (a) sell, assign, transfer, pledge or otherwise dispose of or encumber, or grant any option with respect to, any of the Pledged Collateral or any unpaid dividends or other distributions with respect thereto to which the Pledgee is entitled pursuant to Section 9 hereof, or (b) create or permit to exist any Lien upon or with respect to any of the Pledged Collateral, except for the security interest under this Agreement. Notwithstanding the foregoing, so long as no Event of Default has occurred, the Pledgor may Transfer all or any of the Pledged Collateral in accordance with the Stockholders Agreement, provided that the purchaser or transferee, as the case may be, (i) acknowledges that the Pledged Collateral is subject to the terms of this Agreement and (ii) executes an assumption of the obligations of such Pledgor under this Agreement in form and substance reasonably acceptable to the Pledgee. If such a sale or transfer is made in accordance with this Section 10, the Pledgee shall permit the Pledged Collateral to be registered initially in the name of the purchaser or transferee, as the case may be, and the proceeds from such sale shall be released from the Lien hereunder and delivered to Pledgor; provided that, the Pledged Collateral is immediately redeposited with the Pledgee.

            11. Rights and Remedies.

                  If the Purchase Right is exercised under Section 3(a) of the Stockholders Agreement, the Pledgee shall have the right to transfer to itself or such other Purchaser record and beneficial ownership of all or any portion of the Pledged Collateral in exchange for payment by Pledgee or such other
Purchaser of the Call Price therefor in accordance with Section 3(a) of the Stockholders Agreement. In addition, upon the occurrence of an Event of Default, Pledgee also shall have all of the applicable rights and
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                                                                               7

remedies with respect to the Pledged Collateral of a secured party under the Uniform Commercial Code as in effect in the State of New York. The Pledgor agrees to pay to the Pledgee all reasonable expenses (including, without limitation, court costs and reasonable attorneys' fees and expenses) of, or incident to, the enforcement of any of the provisions of this Agreement and such expenses shall constitute Liabilities hereunder.

            12. Security Interest Absolute. All rights of the Pledgee and security interests hereunder, and all obligations of the Pledgor hereunder, shall be absolute and unconditional irrespective of (a) any change in any manner of any term of all or any part of the Liabilities, and (b) any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Pledgor in respect of the Liabilities or of this Agreement.

            13. Pledgee Appointed Attorney-in-Fact. The Pledgor hereby irrevocably appoints the Pledgee as his attorney-in-fact, which appointment is irrevocable and coupled with an interest, with full authority, in the name of such Pledgor or otherwise, after the occurrence of an uncured Event of Default, from time to time in the Pledgee's reasonable discretion, to take any action and to execute any instrument that the Pledgee may deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation, to take the following actions with respect to the Pledged Collateral:

                  (a) to receive, endorse and collect all instruments made payable to the Pledgor representing any dividend or other distribution in respect of the Pledged Collateral or any part thereof and to give full discharge for the same;

                  (b) to demand, sue for, collect, receive and give acquittance for any and all monies due or to become due thereon or by virtue thereof;

                  (c) to settle, compromise, combine, prosecute or defend any action or proceeding with respect thereto; and

                  (d) to sell, transfer, assign or otherwise deal in or with the same or the proceeds thereof, as fully and effectually as if the Pledgee were the absolute owner thereof; provided, however, that nothing in this Section 13 shall eliminate or modify Pledgee's obligation to pay the Call Price pursuant to
Section 3 of the Stockholders Agreement.

            14. Waivers.

                  (a) The Pledgor hereby agrees that his obligations under this Agreement shall be unconditional, irrespective of: (i) the validity or enforceability, avoidance or subordination of the Liabilities; (ii) the absence of any attempt by, or on behalf of, the Pledgee to collect, or take any other action to enforce, all or any part of the Liabilities; (iii) the election of any remedy by, or on behalf of, the Pledgee with respect to all or any part of the Liabilities; (iv) the failure of the Pledgee to take any steps to perfect and maintain its security interests in, or to the preserve its right to any of the Pledged Collateral for all or any part of the Liabilities; or (v) any other circumstance that might otherwise constitute a legal or equitable discharge or defense of the Pledgor.

                  (b) The Pledgor hereby waives any requirement of diligence, presentment, demand of payment, protest or notice with respect to all or any part of the Liabilities, the benefit of any statutes of limitation, and all demands whatsoever, and covenants that this Agreement will not be discharged, except by complete performance of the Liabilities, unless prior to such complete performance, by an order or decree a court of competent jurisdiction states that this Agreement is discharged.

                  (c) The Pledgor consents and agrees that neither the Pledgee nor any party acting for or on behalf of the Pledgee shall be under any obligation to marshal any assets in favor of the Pledgor or against or satisfaction of all or any part of the Liabilities.

            15. Term. This Agreement shall remain in full force and effect until the Liabilities have been performed in full. Upon the termination of this Agreement as provided above (other than as a result of the transfer of the Pledged Collateral to Pledgee as provided in Section 11 or the sale of all of the Pledged Collateral), all rights to the Pledged Collateral shall revert to the Pledgor and the Pledgee shall (a) release the security interest created hereunder, (b) promptly execute and deliver to the Pledgor a proper instrument or instruments acknowledging the release and discharge of the security interest created hereby and (c) assign, transfer and deliver to the Pledgor, at the Pledgee's expense, the Pledged Collateral and the Powers then in the possession of the Pledgee, together with any moneys at the time held by the Pledgee hereunder.

            16. Waiver of Bond. The Pledgor waives the posting of any bond otherwise required of the Pledgee in connection with any judicial process or proceeding to realize on the Pledged Collateral or any other security for the Liabilities, to enforce any judgment or other court order entered in favor of the Pledgee, or to enforce by specific performance, temporary restraining order, or preliminary or permanent injunction, this Agreement.

            17. Pledgee's Duty of Care. The Pledgee shall not be liable for any acts, omissions, errors of judgment or mistakes of fact or law including, without limitation, acts, omissions, errors or mistakes with respect to the Pledged Collateral, except for those arising out of or in connection with the Pledgee's (a) gross negligence or willful misconduct or (b) failure to exercise reasonable care with respect to the safe custody and preservation of the Pledged Collateral in the Pledgee's possession; provided, however, that the Pledgee shall be deemed to have exercised reasonable care in the custody and preservation of the Pledged Collateral in the Pledgee's possession if the Pledged Collateral is accorded treatment substantially equal to that which it accords its own securities and property. Without limiting the generality of the foregoing, the Pledgee shall be under no obligation to take any steps necessary to preserve rights in the Pledged Collateral against any other parties but may do so at its option. All expenses incurred in connection therewith shall be for the sole account of the Pledgor, and shall constitute part of the Liabilities secured hereby.

            18. Notices. All notices, demands and other communications provided for or permitted hereunder shall be made in writing and shall be by registered or certified first-class mail, return receipt requested, telecopier, pre-paid overnight delivery service, or personal delivery:


                  (a)   if to the Pledgor:

                        Mr. Thomas F. Treinen
                        c/o Ordnance Products Inc.
                        21200 S. Figueroa Street
                        Carson, California 90745
                        Telecopy: 310-618-3738


                        with a copy to:

                        Jeffer, Mangels, Butler & Marmaro LLP
                        2121 Avenue of the Stars
                        Tenth Floor
                        Los Angeles, California 90067
                        Telecopy: 310-203-0567
                        Attention:  Robert H. Goon, Esq.

                  (b)   if to the Pledgee:

                        J.F. Lehman & Company
                        450 Park Avenue
                        New York, New York 10022
                        Telecopy: (212) 634-1155
                        Attention: Mr. Keith Oster

                        with a copy to:

                        Paul, Weiss, Rifkind, Wharton & Garrison
                        1285 Avenue of the Americas
                        New York, New York 10019-6064
                        Telecopy: (212) 757-3990
                        Attention: Paul D. Ginsberg, Esq.

                  (c) or such other address and to the attention of such other person as any party hereto may designate by written notice to the other in accordance with the terms of this
                        Section 18.

All such notices and communications shall be deemed to have been duly given when delivered by hand, if personally delivered; on the business day following deposit with the overnight delivery service, if delivered by overnight delivery service; five (5) [business] days after being deposited in the mail, postage prepaid, if mailed; and when receipt is mechanically acknowledged, if telecopied.

            19. Amendments, Waivers and Consents. No amendment or waiver of any provision of this Agreement nor consent to any departure by any party herefrom, shall in any event be effective unless the same shall be in writing and signed by all of the parties, and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

            20. Severability. In the event that any provision of this Agreement shall be declared to be invalid, illegal or unenforceable, such provision shall survive to the extent it is not so declared, and the validity, legality and enforceability of the other provisions hereof shall not in any way be affected or impaired thereby, unless such action would substantially impair the benefits to either party of the remaining provisions of this Agreement.

            21. Entire Agreement. This Agreement, together with the exhibits hereto, and the Stockholders Agreement, are intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. This Agreement, together with the exhibits hereto, and the Stockholders Agreement, supersedes all prior agreements and understandings between the parties with respect to such subject matter.

            22. Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meanings hereof.

            23. Variations in Pronouns. All pronouns and any variations thereof refer to masculine, feminine or neuter, singular or plural, as the context may require.

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            24. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED
IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW THEREOF.

            25. Consent to Jurisdiction; Counterclaims; Forum Non Conveniens.

                  (a) Exclusive Jurisdiction. Except as provided in subsection
(b) of this Section 25, the Pledgor and the Pledgee agree that all disputes between them arising out of or related to the relationship established between them in connection with this Agreement, whether arising in contract, tort, equity, or otherwise, shall be resolved only by federal courts located in New York, New York to the extent such courts have jurisdiction.

                  (b) Other Jurisdictions. The Pledgee shall have the right to proceed against the Pledgor or his real or personal property in a court in any location to enable the Pledgee to obtain personal jurisdiction over the Pledgor, to realize on the Pledged Collateral or any other security for the Liabilities or to enforce a judgment or other court order entered in favor of the Pledgee. The Pledgor shall not assert any permissive counterclaims in any proceeding brought by the Pledgee arising out of or relating to this Agreement.

                  (c) Venue; Forum Non Conveniens. Each of the Pledgor and the Pledgee waives any objection that each may have (including, without limitation, any objection to the laying of venue or based on forum non conveniens) to the location of the court in which any proceeding is commenced in accordance with this Section 25.

            26. Service of Process. The Pledgor waives personal service of any process upon him and, as security for the Liabilities, irrevocably consents to service of process of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to the Pledgor's address specified in Section 18 or such other address designated by the Pledgor if the Pledgor has designated such other address by written notice to the Pledgee in accordance with the terms of Section 18(c).

            27. WAIVER OF JURY TRIAL. EACH OF THE PLEDGOR AND THE PLEDGEE WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, BETWEEN THE PLEDGOR AND THE PLEDGEE ARISING OUT OF OR RELATED TO THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH. EITHER THE PLEDGOR OR THE PLEDGEE MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

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            28. Advice of Counsel. The Pledgor represents and warrants to the
Pledgee that he has discussed this Agreement and, specifically, the provisions of Sections 25 through 27 hereof, with the Pledgor's lawyers.

            29. Further Assurances. The Pledgor agrees that, from time to time, upon written request of the Pledgee, the Pledgor shall promptly execute and deliver such further documents and do such other acts and things as the Pledgee may from time to time reasonably request to enable the Pledgee to enforce its rights hereunder with respect to the Pledged Collateral and in order to fully effectuate the purposes of this Agreement.

            30. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Pledgee and the Pledgor and their respective heirs, executors, personal representatives, successors and assigns; provided, however, that the Pledgor may not assign this Agreement or any of the rights and obligations of the Pledgor hereunder without the prior written consent of the Pledgee.

            31. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which shall together constitute one and the same agreement.

            IN WITNESS WHEREOF, the Pledgor and the Pledgee have executed this Agreement as of the date set forth above.


                              PLEDGOR:

                              THE TREINEN FAMILY TRUST


                              By:_____________________________________
                                 Thomas Treinen
                                 Trustee


                              PLEDGEE:

                              J.F. LEHMAN & COMPANY



                              By:_____________________________________
                                 Name:
                                 Title:

                                                                       Exhibit A


                               Form of Stock Power

                                   STOCK POWER


            FOR VALUE RECEIVED, the undersigned does hereby sell, assign and transfer to ______________________________ _____ shares, par value $.01 per share (the "Stock"), of Common Stock of SPECIAL DEVICES INCORPORATED, a Delaware corporation (the "Corporation"), represented by Certificate No. __, standing in the name of the undersigned on the books of the Corporation and does hereby irrevocably constitute and appoint _______________________ as the undersigned's true and lawful attorney, for it and in its name and stead, to sell, assign and transfer all or any of the Stock, and for that purpose to make and execute all necessary acts of assignment and transfer thereof; and to substitute one or more persons with like full power, hereby ratifying and confirming all that said attorney or substitute or substitutes shall lawfully do by virtue hereof.


Dated: ________________

                                    THE TREINEN FAMILY TRUST

                                    By:_____________________________
                                       Thomas F. Treinen
                                       Trustee